10.21.1

                      FIRST AMENDMENT TO SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of October 22, 1999 (the "Amendment") is entered into between and among RGC INTERNATIONAL INVESTORS, LDC, a Cayman Islands limited duration company ("Secured Party"), and AURA SYSTEMS, INC., a Delaware corporation ("Debtor").

                                                Preliminary Statement

         WHEREAS, Debtor and Secured Party are parties to that certain Security Agreement, dated as of October 7, 1998, (the "Existing Security Agreement") pursuant to which Debtor has granted a lien on, and security interest in, certain of its assets as security for, among other things, the repayment of that certain Convertible Senior Secured Note, dated as of October 7, 1998 and amended and restated effective as of October 22, 1999, payable from Debtor to the order of Secured Party (the "Note"); and

         WHEREAS, Debtor has requested, and Secured Party has agreed, to amend the Existing Security Agreement in certain respects to effect such requested modifications.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the Debtor and Secured Party hereby amend the Existing Security Agreement, but only to the extent and on the terms and conditions specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Existing Security Agreement.

1.       Amendment to the Existing Security Agreement.

         (a) Section 3.5 - Section 3.5 of the Existing Security Agreement is hereby amended by deleting the section in its entirety and substituting "[RESERVED]" in place thereof.

         (b) Section 3.9 - Section 3.9 of the Existing Security Agreement is hereby amended by deleting the first sentence thereof in its entirety.

         (c) Section 7 - Section 7 of the Existing Security Agreement is hereby amended by deleting the definition of "Permitted Liens" contained therein in its entirety and substituting in place thereof the following definition:




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         "Permitted   Liens"  shall  mean  (a)  any  liens  for  current  taxes, assessments,  and other  governmental  charges not yet due and payable;
         (b) any mechanic's, materialman's, carrier's, warehousemen's or similar liens for sums not yet due; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Debtor incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of the Debtor; (d) liens (other than liens imposed on any property of the Debtor pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including liens in connections with workers' compensation, unemployment insurance and other types of social security and liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such lien shall not secure any reimbursement or indemnity obligation in an amount greater than $100,000), bids, leases that are not capital leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price; (e) liens on and security interests in the Collateral created in favor of the Secured Party; (f) purchase money liens to secure the deferred purchase price of property not to exceed the lower of the cost or fair market value of the property that is purchased in the ordinary course of business consistent with past practice; (g) liens evidenced by perfected security interests existing on October 1, 1999 and listed in the "lien searches" attached hereto as Schedule 7.2(a) and made a part hereof and liens evidenced by judgments entered against the Debtor prior to October 1, 1999 and listed in Schedule 7.2(b) and made a part hereof; and (h) liens existing after October 1, 1999 so long as no such lien (excluding judgment liens), individually, evidences indebtedness of more than $100,000 and so long as all such liens (including judgment liens), in the aggregate, evidence indebtedness of not more than $500,000.

         (d) Section 7.1 - Section 7.1 of the Existing Security Agreement is hereby amended by deleting the section in its entirety and substituting in place thereof the following:

         "7.1 Except as otherwise permitted by Section 1.3 of the Notes, sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral except sales or inventory in the ordinary course of business."

         (e) Section 10 - Section 10 of the Existing Security Agreement is hereby amended by inserting the following language at the end of the last sentence thereof:

                    "; provided, however, that in connection with any disposition of assets by Aura Ceramics, Inc., MYS Corporation, Aura Sound, Inc. or Electrotec Productions, Inc. in accordance with Section 1.3 of the Notes, the Secured Party Agrees to execute termination statements with respect to such dispositions as reasonably requested by Debtor on or after the consummation of such transactions."

2.       Effect of Amendment.




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         This  Amendment  amends the  Existing  Security  Agreement  only to the extent and in the manner herein set forth, and in all other respects the Existing Security Agreement is ratified and confirmed.

3.       Counterparts.

         This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

4.       Governing Law.

         This Amendment and all rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Amendment, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.



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         IN WITNESS  WHEREOF,  Debtor and  Secured  Party have caused this First
Amendment to Security Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.


AURA SYSTEMS, INC.



By:______________________________
      Name:
      Title:



RGC INTERNATIONAL INVESTORS, LDC
By:      Rose Glen Capital Management, L.P., Investment Manager
         By:      RGC General Partner Corp., as General Partner


By: ______________________________
         Wayne D. Bloch
         Managing Director



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